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                                                                      Exhibit 23









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements; File No. 33-19290, No. 33-31456, No. 33-32969, No. 33-47305, No. 33-53205, No. 33-53475, No. 33-54991, No. 33-59219, No. 33-60419,
No. 333-01681, No. 333-01833, No. 333-04471, No. 333-05701, No. 333-18993,
333-74575, No. 333-71995, No. 333-92151, No. 333-33136 and No. 333-49116.

                                                         /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
March 15, 2002